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                                                                    EXHIBIT (3c)


                                     BYLAWS
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                                     BYLAWS
                                       OF
                              RUSSELL CORPORATION
                             an Alabama Corporation


                     Composite Bylaws as adopted on April 28, 1982 and as amended through March 25, 2003.



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                               TABLE OF CONTENTS

ARTICLE I                           OFFICES

ARTICLE II                          SHAREHOLDERS

Section 2.1                         Annual Meetings
Section 2.2                         Special Meetings
Section 2.3                         Place of Meetings
Section 2.4                         Notice of Meetings
Section 2.5                         Closing of Transfer Books
                                      or Fixing of Record Date
Section 2.6                         Voting Record
Section 2.7                         Proxies
Section 2.8                         Quorum
Section 2.9                         Voting of Shares
Section 2.10                        Voting of Shares by Certain
                                      Holders

ARTICLE III                         BOARD OF DIRECTORS

Section 3.1                         General Powers
Section 3.2                         Number, Election, Terms and Qualifications
Section 3.3                         Vacancies and Newly Created Directorships
Section 3.4                         Meetings
Section 3.5                         Meeting by Telephone
Section 3.6                         Quorum
Section 3.7                         Acts of the Board
Section 3.8                         Presumption of Assent
Section 3.9                         Action Without a Meeting
Section 3.10                        Committees of Directors
Section 3.11                        Compensation

ARTICLE IV                          WAIVER OF NOTICE
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
ARTICLE V                           OFFICERS

Section 5.1                         Positions
Section 5.2                         Election and Term of Office
Section 5.3                         Vacancies
Section 5.4                         Removal
Section 5.5                         Chairman of the Board
Section 5.6                         President
Section 5.7                         Vice-Presidents
Section 5.8                         Secretary
Section 5.9                         Treasurer
Section 5.10                        Assistant Secretaries
                                      and Assistant Treasurers
Section 5.11                        Salaries

ARTICLE VI                         CERTIFICATES REPRESENTING SHARES

Section 6.1                         Certificates Representing Shares
Section 6.2                         Legends on Certificates
Section 6.3                         Transfer of Shares
Section 6.4                         Lost, Stolen, Destroyed, or
                                      Mutilated Certificates

ARTICLE VII                         INDEMNIFICATION OF DIRECTORS, OFFICERS
                                      AND EMPLOYEES

ARTICLE VIII                        GENERAL

Section 8.1                         Fiscal Year
Section 8.2                         Dividends
Section 8.3                         Checks
Section 8.4                         Corporate Seal

ARTICLE IX                          AMENDMENT OF BYLAWS
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                                     BYLAWS
                                       OF
                              RUSSELL CORPORATION

Article I.        OFFICES

         The principal office of the corporation shall be located in Alexander
City, Alabama. The corporation may have such other offices, within and without the State of Alabama, as the board of directors may determine or as the business of the corporation may require.

The registered office of the corporation, required by the Alabama Business
Corporation Act to be maintained in the State of Alabama, may but need not be the same as its principal office in the State of Alabama. The address of the registered office may be changed from time to time by the board of directors.

Article II.       SHAREHOLDERS

         Section 2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the fourth Wednesday of April in each year, or on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Alabama, such meeting shall be held on the next succeeding business day not a legal holiday. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be conveniently held.

         Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the board of directors, the chairman of the board, the president or the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

         Section 2.3 PLACE OF MEETINGS. Annual and special meetings of the shareholders shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the board of directors and stated in the notice of the meeting.

         Section 2.4 NOTICE OF MEETINGS. Written notice of shareholder meetings, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by section 234 of the Constitution of Alabama as the same may be amended from time to time.

         Section 2.5       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a


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
determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 2.6 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting of shareholders, and shall be subject to inspection by any shareholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 2.7 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.8 QUORUM. Unless otherwise provided in the articles of incorporation, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is not present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.9 VOTING OF SHARES. Subject to the provisions of the next sentence of this Section 2.9, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, OR, if cumulative voting is authorized by the articles of incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares


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shall equal, or by distributing such votes on the same principle among any number of such candidates. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation or bylaws.

         Section 2.10 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote in the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the corporate trustee itself.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

ARTICLE III.      BOARD OF DIRECTORS

         Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

         Section 3.2 NUMBER, ELECTION, TERMS AND QUALIFICATIONS. Except as otherwise fixed by or pursuant to the provisions of Article 4 of the corporation's Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the corporation shall consist of not less than nine nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible. At the Annual Meeting of the Shareholders to be held on April 27, 1988, directors shall be elected for each class, with the term of office of the first class of directors to expire at the Annual Meeting of Shareholders of the corporation to be held in 1989, the term of office of the second class of directors to expire at the Annual Meeting of Shareholders of the corporation to be held in 1990, and the term of office of the third class of directors to expire at the Annual Meeting of Shareholders of the corporation to be held in 1991. At each Annual Meeting of Shareholders of the corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article 4 of the corporation's Restated Articles of Incorpora-


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tion relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and except as provided in Section 3.3 hereof in the case of electing a successor to a director elected by the Board of Directors to fill a vacancy occurring in the membership of the Board of Directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the corporation after their election. Any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify. Directors need not be shareholders of the corporation or residents of the State of Alabama.

         Section 3.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders, at which time a director shall be elected to fill the unexpired portion of the term of office of the director whose successor was elected by the remaining directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose, unless applicable law then permits such directorship to be filled by the affirmative vote of a majority of the remaining directors (even though less than a quorum of the Board of Directors). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3.4 MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of Alabama. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings may be held upon such notice and at such time and place as shall be determined by the board. Special meetings of the board of directors may be called by the chairman of the board, the president, or the secretary at the request of two directors, on one day written notice to each director, delivered personally or mailed to each director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United
States mail, so addressed, with postage thereon prepaid. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

         Section 3.5 MEETING BY TELEPHONE. Members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         Section 3.6 QUORUM. A majority of the whole number of directors of the board shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present or the refusal of any director present to vote.

         Section 3.7 ACTS OF THE BOARD. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.


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         Section 3.8       PRESUMPTION OF ASSENT. A director of the corporation
who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors or a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be.

         Section 3.10 COMMITTEES OF DIRECTORS. The board of directors, by resolution passed by a majority of the whole board of directors, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. Each such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors, except that no such committee shall have the authority of the board in reference to declaring a dividend or distribution from capital stock, issuing capital stock, amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all of the property and assets of the corporation other than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation of a dissolution, filling vacancies in the board of directors, or amending the bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 3.11 COMPENSATION. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both.
No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article IV.       WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors or shareholders need be specified in the waiver of notice. The attendance of a director or a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Article V.        OFFICERS

         Section 5.1 POSITIONS. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, a president, a secretary, and such


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other officers and assistant officers as may be deemed necessary by the board of directors. Any two or more offices may be held by the same person.

         Section 5.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death or he shall resign or shall have been removed in the manner hereinafter provided.

         Section 5.3 VACANCIES. A vacancy in any office may be filled by the board of directors.

         Section 5.4 REMOVAL. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.5 CHAIRMAN OF THE BOARD. The chairman of the board shall perform such duties as may be prescribed by the board of directors and shall, when present, preside at all meetings of the shareholders and of the board of directors. In the absence of the president, he shall perform the duties of the president. He may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 5.6 PRESIDENT. The president shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, supervise and control the business and affairs of the corporation. In the absence of the chairman of the board or in the event of his death or inability to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of president and chief executive officer and such other duties as may be prescribed by the board of directors.

         Section 5.7 VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, the vice-presidents) shall perform such duties as from time to time may be assigned to such persons by the president or the board of directors. Any vice-president may sign certificates for shares of the corporation.

         Section 5.8 SECRETARY. The secretary shall keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation; see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; sign with the chairman of the board, the president, any vice-president, or the treasurer certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; have general charge of the stock


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transfer books of the corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or the board of directors.

         Section 5.9 TREASURER. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as may be designated by the board of directors, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the board of directors. The treasurer may sign certificates for shares of the corporation. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

         Section 5.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the president or the board of directors.

         Section 5.11 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Article VI.       CERTIFICATES REPRESENTING SHARES

         SECTION 6.1 CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president, any vice president, or the treasurer, and by the secretary, an assistant secretary, or an assistant treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the corporation.
All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         Section 6.2 LEGENDS ON CERTIFICATES. Any written restriction on the transfer of shares of the corporation must be noted conspicuously on the certificate representing such shares. In addition, if the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of every certificate, or every certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and


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preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 6.3 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 6.4       LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.
The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Article VII.      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Section 7.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite


                                      -8-

the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 7.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

         Section 7.4 Any indemnification under sections 7.1 and 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.1 and 7.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         Section 7.5 Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided in section 7.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

         Section 7.6 The indemnification provided by this Article VII shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.7 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Article VIII.     GENERAL

         Section 8.1 FISCAL YEAR. The fiscal year of the corporation shall be a 52-53 week year, ending on the Saturday nearest to January 1 of each year, or as otherwise determined by resolution of the board of directors.

         Section 8.2 DIVIDENDS. The board of directors, from time to time, may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 8.3 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 8.4 CORPORATE SEAL. The board of directors shall select a corporate seal which shall have inscribed thereon the name of the corporation, the words "Alabama" and "Corporate Seal," and such seal may include the date of incorporation of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Article IX.       AMENDMENT OF BYLAWS

         These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors or by the shareholders at any regular or special meeting thereof; provided, however, that the board of directors may not alter, amend or repeal any bylaw establishing what constitutes a quorum at shareholders' meetings.

                              RUSSELL CORPORATION
                                     BYLAWS
                                    HISTORY

The present Bylaws of the Company were adopted by the Shareholders of the Company at the Annual Meeting held on April 28, 1982.

Section 3.2 and Section 3.3 of the Bylaws were amended by the Directors on March 18, 1988.

Article 5 of the Bylaws was amended by the Directors at the Annual Meeting on April 27, 1988.

Section 3.2 of the Bylaws was amended by the Directors on February 19, 1993.

Section 3.2 of the Bylaws was amended by the Directors on February 27, 1996.

Section 3.11 of Article III of the Bylaws was amended by the Directors at the Directors Meeting on July 23, 1997.

Section 3.2 of the Bylaws was amended by the Directors on February 27, 1996.

Section 3.11 of Article III of the Bylaws was amended by the Directors at the Directors Meeting on July 23, 1997.

                                   RESOLUTION

RESOLVED, that Section 3.11 of Article III of the bylaws of the Corporation shall be amended in its entirety to read as follows, effective as of this date:

Section 3.11 Compensation of Directors. The board of directors may fix the compensation, or manner of determination thereof, of the directors and provide, either generally or in specific instances, for payment or reimbursement of expenses of directors in performance of their duties as directors. No payment of compensation or expenses shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

The above resolution was adopted at the Board of Directors Meeting held July 23, 1997, to be effective on that date.

RESOLVED, by the Board of Directors of Russell Corporation, that the number of directors of the Board for this year beginning with the Annual Meeting of the shareholders on April 28, 1993 shall be eleven; and

FURTHER RESOLVED, that in accordance with the classification of directors set forth in the Restated Articles of Incorporation, as amended, and the by-laws of the Company, the number of directors to be elected at the Annual Meeting of the Shareholders on April 28, 1993 shall be three and such directors shall be elected for a term of office of three years.

The above resolution was adopted at a special meeting of the Board of Directors held on February 19, 1993, to be effective April 28, 1993.

                  RESOLVED, BY THE BOARD OF DIRECTORS OF RUSSELL CORPORATION, THAT THE NUMBER OF DIRECTORS OF THE BOARD FOR THE YEAR BEGINNING WITH THE ANNUAL MEETING OF THE SHAREHOLDERS ON APRIL 24, 1996 SHALL BE TEN; AND

                  FURTHER RESOLVED, THAT IN ACCORDANCE WITH THE CLASSIFICATION OF DIRECTORS SET FORTH IN THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, AND THE BY-LAWS OF THE COMPANY, THE NUMBER OF DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING OF THE SHAREHOLDERS ON APRIL 24, 1996 SHALL BE TWO AND SUCH DIRECTORS SHALL BE ELECTED FOR A TERM OF OFFICE OF THREE YEARS.

THE ABOVE RESOLUTION WAS ADOPTED BY THE BOARD OF DIRECTORS UPON ACTION BY UNANIMOUS WRITTEN CONSENT ON FEBRUARY 27, 1996, TO BE EFFECTIVE APRIL 24, 1996.